Exhibit 10.7

ENOVA INTERNATIONAL, INC. FOURTH AMENDED AND RESTATED

2014 LONG-TERM INCENTIVE PLAN AWARD AGREEMENT SPECIAL GRANT OF

NONQUALIFIED STOCK OPTION

WITH A LIMITED STOCK APPRECIATION RIGHT

This Fourth Amended and Restated 2014 Long-Term Incentive Plan Award Agreement for a Special Grant of Nonqualified Stock Option with a Limited Stock Appreciation Right (the “Agreement”) is entered into by and between Enova International, Inc. (the “Company”) and accepted by the “Optionee” detailed below:

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W I T N E S S E T H:

WHEREAS, the Company has adopted the Fourth Amended and Restated Enova International, Inc. 2014 Long-Term Incentive Plan (the “Plan”), which is administered by the Management Development and Compensation Committee of the Company’s Board of Directors (the “Committee”); and

WHEREAS, pursuant to Section 6 and Section 7 of the Plan, the Committee desires that the Company grant to Optionee a Nonqualified Stock Option (the “Option”) award (the “Award”) with a Limited Stock Appreciation Right (as defined in Section 10(b) below) to encourage Optionee’s continued loyalty and diligence;

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Grant of Option. The Company, for and on behalf of the Affiliate that employs Optionee, hereby grants Optionee the Option to acquire shares of the Common Stock of the Company (“Shares”) pursuant to the Plan as of the “Grant Date” detailed in the table below. The Option granted hereby shall be effective immediately but its vesting and exercise are contingent upon the delivery of an executed counterpart of this Agreement to the Company by the Optionee (the date of such delivery shall be the “Contingency Date”).

“Grant Date”	%%OPTION_DATE,’MM/DD/YYYY’%-%
Total Options Granted	%%TOTAL_SHARES_GRANTED, '999,999,999'%-%

2.
Employment Definitions.
(a)
“Cause” shall be determined in the sole discretion of the Committee and shall mean the occurrence of any one or more of the following:
(i)
fraud, malfeasance, negligence, dishonesty, or willful misconduct with respect to the Company;
(ii)
refusal or repeated failure to follow the established reasonable and lawful policies of the Company and its Affiliates applicable to persons in your same or similar position; or
(iii)
conviction of a felony.
(b)
“Employment” or “Employed” refers, for all purposes of this Agreement, to Optionee’s employment by the Company or by any entity that is an Affiliate at the relevant time.
3.
Exercise Price. The exercise price per share of the Option is defined as the Fair Market Value per Share on the Grant Date, as determined by the Committee in accordance with the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iv).

“Exercise Price” per share	$%%OPTION_PRICE%-%

4.
Vesting Schedule. Except as otherwise provided in Sections 6 and 7 of this Agreement or as otherwise determined and approved by the Committee, in its sole discretion (including, without limitation, in the event of Optionee’s death, disability or retirement), the Option shall vest in whole or in part and cumulatively according to the following schedule; provided in each case that Optionee has remained continuously employed by the Company or an entity that is an Affiliate on the applicable vesting date through the applicable date(s):

# of Options Vesting	Vesting Date
%%SHARES_PERIOD1,'999,999,999'%-%	%%VEST_DATE_PERIOD1,'Month DD, YYYY'%-%
%%SHARES_PERIOD2,'999,999,999'%-%	%%VEST_DATE_PERIOD2,'Month DD, YYYY'%-%
%%SHARES_PERIOD3,'999,999,999'%-%	%%VEST_DATE_PERIOD3,'Month DD, YYYY'%-%

5.
Transferability. The Option and Limited Stock Appreciation Right are not transferable otherwise than by will or laws of descent and distribution and during the lifetime of Optionee are exercisable only by Optionee, unless the Committee, in the exercise of its sole discretion and if permitted by the Plan and applicable law, designates in writing certain conditions under which the Option and/or the Limited Stock Appreciation Right may be transferred.
6.
Change in Control.
(a)
Acceleration of Vesting. If, within 12 months after the occurrence of a Change in

Control (as defined below), Optionee has a Qualifying Termination (as defined below) the Option shall automatically vest in full as of the date of the Qualifying Termination as long as Optionee has remained continuously employed by the Company or an Affiliate from the Grant Date through the date of such Qualifying Termination. Notwithstanding the foregoing, in order to preserve the Optionee’s rights under the Option in the event of a Change in Control, the Committee in its discretion and without the consent of the Optionee may, at the time the Option is granted or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or vesting of the Option, (ii) provide for the purchase or termination of the Option for an amount of cash or other property that could have been received upon the exercise or realization of the Option had the Option been currently exercisable or payable, (iii) adjust the terms of the Option in a manner determined by the Committee to reflect the Change in Control, (iv) cause the Option to be assumed, or new rights substituted therefore, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company. No actions may be taken under this Section 6(a) that would cause the Optionee to become subject to tax under Code Section 409A(a)(1). For purposes of this Section 6(a), the following terms shall have the following meanings:
(i)
For the purposes of this Section 6, “Cause” shall be determined solely by the Company or the Committee (and, if Optionee is an officer of the Company, only by the Committee) in the exercise of good faith and reasonable judgment, and shall mean the occurrence of any one or more of the following:
(a)
Optionee’s willful and continued failure to substantially perform Optionee’s duties with the Company or an Affiliate (other than any such failure resulting from the Optionee’s disability); or
(b)
Optionee’s conviction of a felony; or
(c)
Optionee willfully engaging in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however, no act or failure to act on the Optionee’s part shall be deemed “willful” unless done, or omitted to be done, by the Optionee not in good faith and without reasonable belief that the action or omission was in the best interests of the Company.
(ii)
“Change in Control” shall mean an event that is a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, all as defined in Code §409A and applicable guidance issued thereunder (“Code §409A”). Notwithstanding the above, a “Change in Control” shall not include any event that is not treated under Code §409A as a change in control event with respect to Optionee. Notwithstanding the incorporation of certain provisions from the Treasury Regulations under Code §409A, the Company intends that this Option be exempt from Code §409A under the exemption for stock options and stock appreciation rights under Treasury Regulations Section 1.409A-1 (b)(5)(i)(A) and 1.409A-1(b)(5)(i)(B).
(iii)
“Qualifying Termination” shall mean a separation from service (as defined in Treasury Regulation Section 1.409A-1(h)(1)) resulting from the Company’s or an Affiliate’s involuntary termination of Optionee’s employment, other than a termination for Cause.
(b)
Substitution. Notwithstanding anything set forth herein to the contrary, upon a Change in Control, the Committee, in its sole discretion, may, in lieu of issuing Common Stock, provide Optionee with an equivalent amount payable in the form of cash.
(c)
Effect of Other Agreements. In the event that Optionee is a party to an employment, severance, change in control or other similar agreement with the Company or its Affiliates that provides for vesting of stock-based awards upon a Change in Control or termination of employment following a Change in Control, this Section 6 shall not supersede such other agreement, and Optionee shall be entitled to the benefits of both this Agreement and such other agreement.
7.
Termination of Option.
(a)
Except as otherwise determined and approved by the Committee, in its sole discretion, the unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:
(i)
ninety (90) days after the Grant Date, if the Contingency Date has not occurred by such date;
(ii)
three (3) months after the date of termination of Optionee’s employment with the Company and all of its Affiliates for any reason other than (A) death or mental or physical disability as determined by a medical doctor satisfactory to the Committee or

(B) for Cause;

(iii)
six (6) months after the date of termination of Optionee’s employment with the Company and all of its Affiliates by reason of mental or physical disability as determined by a medical doctor satisfactory to the Committee;
(iv)
(A) one (1) year after the date of termination of Optionee’s employment with the Company and all of its Affiliates by reason of death of Optionee, or (B) six (6) months after the date on which Optionee shall die if that shall occur during the three-month period described in Subsection 7(a)(i) or the six-month period described in Subsection 7(a)(ii);
(v)
the date on which Optionee’s employment with the Company or an Affiliate is terminated for Cause;
(vi)
the seventh anniversary of the Grant Date; and
(vii)
the seventh day after the Grant Date if shares of Company Common Stock are not publicly tradable on an Exchange on or before such date.
(b)
The Committee in its sole discretion shall have the power to cancel, effective upon the date determined by the Committee in its sole discretion, all or any portion of the Option which is then exercisable upon payment to Optionee of cash in an amount equal to the excess of (i) the aggregate Fair Market Value of the Shares subject to such portion of the Option on the effective date of the cancellation over (ii) the aggregate Exercise Price of such portion of the Option.
8.
Manner of Exercise of Option. The Option (or any portion thereof) shall be exercised by (i) providing notice of such exercise to the Company in writing or by electronic means specifying the number of Shares with respect to which the Option is being exercised, (ii) providing full payment of the aggregate Exercise Price for the number of Shares specified in such notice, and

(iii) making arrangements that are satisfactory to the Committee in its sole discretion for payment to the Company in accordance with Section 12 of this Agreement of the employment taxes that the Company or any Affiliate is required to withhold in connection with the exercise. The Exercise Price shall be paid solely in cash (including by check or electronic transfer of funds), with Shares or by a combination of the above; provided, however, that the Committee in its sole discretion may determine at or before the time of exercise that no part of the Exercise Price may be paid with Shares. If the Exercise Price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value.

9.
Adjustments.
(a)
If at any time while any unexercised portion of the Option is outstanding there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration or payment of a stock dividend or resulting from a stock split, a recapitalization or a combination or exchange of Shares, then appropriate adjustment shall be made in the number of Shares and the Exercise Price per Share subject to such outstanding portion of the Option, so that the same proportion of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate Exercise Price.
(b)
The Committee may change the terms of any outstanding portion of the Option with respect to the Exercise Price or the number or Shares subject to the Option, or both, when, in its sole discretion, such adjustment becomes appropriate by reason of a corporate transaction (as defined in Treasury Regulation §1.424-1(a)(3)). Provided, however, any such change shall be made in accordance with the requirements of Treasury Regulation §1.409A-1(b)(v) for adjustments that do not cause the stock rights to become subject to Code Section 409A.
(c)
Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or Exercise Price of Shares then subject to any outstanding portion of the Option.
(d)
Without limiting the generality of the foregoing, the existence of any unexercised outstanding portion of the Option shall not affect in any manner the right or power of the Company to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (2) any merger or consolidation of the Company; (3) any issue by the Company of debt securities or preferred stock which would rank above the Shares subject to the outstanding Option; (4) the dissolution or liquidation of the Company; (5) any sale, transfer or assignment of all or any part of the assets or business or the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.
10.
Limited Stock Appreciation Right.
(a)
A Limited Stock Appreciation Right is hereby granted to Optionee in accordance with the Plan and with respect to the number of Shares subject to the Option.
(b)
For purposes of this Agreement, the following definitions shall apply:
(i)
“Limited Stock Appreciation Right” means the right to receive an amount in cash or Shares with a Fair Market Value equal to the Offer Spread in the event an Offer is made. The Committee in its sole discretion shall determine whether Optionee shall receive cash or Shares.
(ii)
“Offer” means any tender offer or exchange offer for outstanding Shares of the Company representing thirty percent or more of the total voting power of the stock of the Company, or an offer to purchase assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company, other than an offer made by the Company; provided that the corporation, person or other entity making the Offer acquires Shares or assets of the Company pursuant to such offer.

(iii)
The term “Offer Value Per Share” means the average selling price of one Share during the period of thirty (30) days ending on the date on which the Limited Stock Appreciation Right is exercised. Any securities or properties which are a part or all of the consideration paid or to be paid for Shares during such period shall be valued in a manner consistent with Code Section 409A.
(iv)
The term “Offer Spread” means an amount equal to the product computed by multiplying (1) the excess of (A) the Offer Value Per Share over (B) the Exercise Price per Share as set forth in Section 3 of this Agreement, by (2) the number of Shares with respect to which the Limited Stock Appreciation Right is being exercised.
(c)
The exercise price per Share subject to the Limited Stock Appreciation Right shall be the Exercise Price per share as set forth in Section 3 of this Agreement.
(d)
The Limited Stock Appreciation Right may be exercised only during the period beginning on the first day following the date that a Change in Control occurs and ending on the thirtieth day following such date.
(e)
To exercise the Limited Stock Appreciation Right, Optionee shall provide notice of such exercise to the Company in writing or by electronic means specifying the number of Shares with respect to which the Limited Stock Appreciation Right is being exercised.
(f)
Within thirty (30) days after the exercise of the Limited Stock Appreciation Right, the Company shall pay to Optionee an amount in cash or Shares with a Fair Market Value equal to the Offer Spread; provided, however, the Company may in its sole discretion withhold from such cash or Shares any amount necessary to satisfy the Company’s obligation for federal, state, local and foreign withholding taxes with respect to such exercise. The Committee in its sole discretion shall determine whether Optionee receives cash or Shares.
(g)
Upon the exercise of the Limited Stock Appreciation Right, the Option shall cease to be exercisable to the extent of the number of Shares with respect to which the Limited Stock Appreciation Right is exercised.
(h)
Upon the exercise or termination of the Option, the Limited Stock Appreciation Right shall terminate with respect to the number of Shares as to which the Option was exercised or terminated.
(i)
The Limited Stock Appreciation Right may be exercised only when the fair market value of the Shares exceeds the Exercise Price of the Shares. For purposes of this subsection only, the term “fair market value” shall mean the “Offer Value Per Share.”
11.
Agreement of Optionee. Optionee acknowledges that certain restrictions under state or federal securities laws may apply with respect to the Shares to be issued pursuant to the exercise of the Option or the Limited Stock Appreciation Right. Specifically, Optionee acknowledges that, to the extent Optionee is an “affiliate” of the Company (as that term is defined by the Securities Act of 1933), the Shares to be issued as a result of the exercise of the Option are subject to certain trading restrictions under applicable securities laws (including particularly the Securities and Exchange Commission’s Rule 144). Optionee hereby agrees to execute such documents and take such actions as the Company may reasonably require with respect to state and federal securities laws and any restrictions on the resale of such shares which may pertain under such laws.
12.
Withholding. Upon the issuance of any Shares upon exercise of any portion of the Option or Limited Stock Appreciation Right, Optionee shall pay to the Company an amount of all applicable federal,

state, local and foreign employment taxes which the Company or an Affiliate is required to withhold upon such exercise. Such payment may be made in cash or by delivery of whole Shares in accordance with Section 14(a) of the Plan.
13.
Plan Provisions. In addition to the terms and conditions set forth herein, the Award is subject to and governed by the terms and conditions set forth in the Plan, as may be amended from time to time, which are hereby incorporated by reference. Any terms used herein with an initial capital letter shall have the same meaning as provided in the Plan, unless otherwise specified herein. In the event of any conflict between the provisions of the Agreement and the Plan, the Plan shall control. For avoidance of doubt and without limiting anything herein or in the Plan, Optionee hereby acknowledges that the compensation recovery provisions described in Section 14(o) of the Plan may apply to the Award granted hereunder and this Agreement.
14.
Restrictive Covenants. Optionee shall be subject to the restrictive covenants contained in this Section 14; provided that the restrictive covenants and other obligations contained in this Section 14 are independent of, supplemental to and do not modify, supersede or restrict (and shall not be modified, superseded or restricted by) any non-competition, non-solicitation, confidentiality or other restrictive covenants in any other current or future employment, severance, change in control or other similar agreement with the Company or its Affiliates, unless reference is made to the specific provisions hereof which are intended to be superseded.
(a)
Confidentiality. During and after the termination of Optionee’s employment with the Company and its Affiliates, Optionee agrees to keep in strict confidence and not, directly or indirectly, make known, divulge, reveal, furnish, make available or use any Confidential Information (as defined below), except in Optionee’s regular authorized duties on behalf of the Company and its Affiliates. Optionee acknowledges that all documents and other property containing Confidential Information furnished to Optionee by the Company or its Affiliates or otherwise acquired or developed by the Company, its Affiliates or Optionee or known by Optionee shall at all times be the property of the Company and its Affiliates. Optionee shall take all reasonable and prudent steps to safeguard Confidential Information and protect it against disclosure, misuse, espionage, loss and theft. Optionee shall deliver to the Company or the applicable Affiliate upon the termination of Optionee’s employment with the Company and its Affiliates, or at any other time that the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts, software and other documents and data (and copies thereof) containing the Confidential Information, Work Product (as defined in Section 14(b)(i) of this Agreement) of the business of the Company and its Affiliates that Optionee may then possess or have under Optionee’s control. Optionee shall not use any Confidential Information to compete with the Company and its Affiliates.

Optionee’s obligations under Section 14(a) will apply to all Confidential Information until such Confidential Information no longer constitutes Confidential Information and/or three years have passed since the end of the Optionee’s employment with the Company or any of its Affiliates, whichever occurs first. This time limit will not apply to (a) Confidential Information that qualifies as a trade secret, or (b) Third Party Information (defined below). The Company’s and its Affiliates’ trade secrets will remain protected for as long as they qualify as trade secrets under applicable law. Items of Third Party Information will remain protected for as long as allowed under the laws and/or separate agreements that make them confidential.

For purposes of this Agreement, “Confidential Information” means an item of information or data or compilation of information or data in any form (tangible or intangible) related to Company’s or its Affiliates’ business that Optionee acquires or gains access to in the course of their employment with the Company or any of its Affiliates that the Company or its Affiliate has not authorized public disclosure of, and that is not readily available to the public or persons outside the Company or any of its Affiliates through proper means. By way of example and not limitation, Confidential Information is presumed to include, but is not limited to, the following: marketing strategies and analysis; business strategies and plans; staffing plans; unpublished pricing information, and underlying pricing-related variables such as volume discounting options and profit margins, analytic information and models; legal analyses and privileged information; financial records and analysis, and related non-public data regarding the Company’s and any of its Affiliates’ financial performance; insurance information; customer lists, records of customers and customer contact information, as well as customer communications, private customer contract terms, unique customer preferences and historical transaction data; prospective customer lists; creditor files; private contractual arrangements with the Company’s or its Affiliates’ suppliers, distributors, independent contractors, vendors, or other business relations and their confidential information for which the Company or its Affiliates have nonuse and nondisclosure obligations; internal business methods, procedures, techniques, processes, know how, systems and innovations used to improve the Company’s or its Affiliates’ performance and operations; unpatented inventions and related information, patent applications, technological innovations, originally created and/or customized software (including but not limited to features, specifications, and source code), blueprints, design details and specifications, formulas, and research and development information regarding products and services of the Company or any of its Affiliates. Confidential Information shall be understood to include any and all trade secrets of the Company or its Affiliates (as defined under applicable state or federal law), but an item need not be a trade secret to qualify as Confidential Information. Confidential Information does not include any information which (i) was in the lawful and unrestricted possession of Optionee prior to its disclosure to Optionee by the Company; (ii) is or becomes generally available to the public by acts other than those of Optionee after receiving it; or (iii) has been received lawfully and in good faith by Optionee from a third party who did not obtain or derive it from the Company. Optionee acknowledges that the Company and its Affiliates invested financial resources and time to create compilations of Confidential Information. Accordingly, Optionee acknowledges that compilations of Confidential Information do not lose their economic value or protection under this Agreement (and applicable trade secret law) because a subset of information or data in the compilation becomes public.

(i)
Other Restrictions. Optionee also acknowledges and agrees that the prohibitions against disclosure and use of Confidential Information set forth herein are in addition to, and not in lieu of, any rights or remedies that the Company or its Affiliates may have available pursuant to the laws of the state in which Optionee is employed which are designed to prevent the disclosure of trade secrets or proprietary information. The restrictions provided for in this Section 14(a) shall not be construed to prohibit the use of general knowledge and experience customarily relied upon in Optionee’s trade or profession that is not specific to the particular business matters of the Company or any of its Affiliates (such as its business transactions, customers, employees, vendors, or products or services (existing or under development)).

(ii)
Third-Party Information. Optionee recognizes that the Company and its Affiliates have received and in the future will receive from third parties confidential or proprietary information subject to a duty on the Company’s and its Affiliates’ part to maintain the confidentiality of such information and to use it only for certain limited purposes. Optionee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose such information to any person, firm or corporation or to use it except as necessary in carrying out Optionee’s duties for the Company and its Affiliates consistent with the Company’s or its applicable Affiliate’s agreement with such third party. An example of this kind of information is information about the Company’s or its Affiliates’ customers. Optionee further recognizes that the Company and its Affiliates will make software available to Optionee in order to allow or assist Optionee to perform Optionee’s job duties. The software made available to Optionee is either owned by or licensed to the Company or its Affiliates and the software remains the property of the Company or its Affiliates or third party owner of the software rights. As such, Optionee may not (i) create or attempt to create by reverse engineering, disassembly, decompilation or otherwise, the software, associated programs, source code, or any part thereof, or to aid or to permit others to do so, except and only to the extent expressly permitted by the Company, its Affiliates or by applicable law; (ii) remove any software identification or notices of any proprietary or copyright restrictions from any software or any software related materials; and/or (iii) copy the software, modify, translate or, unless otherwise agreed, develop any derivative works thereof or include any portion of the software in any other software program. Optionee agrees to use any and all software provided by the Company or its Affiliates only as necessary to carry out Optionee’s work for the Company and its Affiliates.
(iii)
Return of Confidential Information. At any point during or at the termination of the employment relationship between Optionee and the Company and its Affiliates, the Company or its applicable Affiliate may request Optionee to return to it any and all Confidential Information received by and/or in the possession of Optionee. All such Confidential Information shall be returned to the Company or its applicable Affiliate immediately. Furthermore, upon request of the Company or its Affiliate, Optionee may be required to execute a sworn affidavit certifying that Optionee has returned all Confidential Information in Optionee’s possession.
(iv)
DTSA Notice. The Defend Trade Secrets Act provides that no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret that: (i) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public. It also provides that an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret except as permitted by court order.
(v)
Protected Conduct. Nothing in this Agreement prohibits Optionee from (i) opposing or reporting an event or conduct that Optionee reasonably believes is a violation of law, including criminal conduct, discrimination, harassment, retaliation, a safety or health violation, or other unlawful employment practices (whether in the workplace or at a work-related event) to Optionee’s attorney, the Securities and Exchange Commission, Illinois Department of Human Rights, Equal Employment Opportunity Commission, the Illinois Department of Labor, the Illinois Labor Relations Board, the U.S. Department of Labor, the Occupational Safety and Health Administration, or National Labor Relations Board, or any other governmental agency or commission, (ii) disclosing sexual assault or sexual harassment (in the workplace, at work-related events, between employees, or between an employer and an employee or otherwise); (iii) testifying or otherwise making any truthful statements or disclosures in an administrative, legislative, arbitral, or judicial proceeding, including a deposition taken in connection with any of the proceedings, concerning alleged criminal conduct or unlawful employment practices, or as otherwise required by law, regulation or legal process, or cooperating in an investigation conducted by any government agency; or (iv) engaging in concerted activity to address work-related issues (collectively referred to as “Protected Conduct”). Further, nothing requires notice to or approval from the Company or any of its Affiliates before engaging in such Protected Conduct.
(b)
Intellectual Property.
(i)
Assignment to Rights In Intellectual Property. Optionee acknowledges that the Company and its Affiliates have all right, title, and interest to all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, recipes and all similar or related information (whether or not patentable or copyrightable) that relate to the Company’s and its Affiliates’ actual or demonstrably anticipated business, research and development, products and services and which are conceived, developed or made by Optionee while employed by the Company and its Affiliates, including any derivations or modifications thereto (“Work Product”). Optionee shall promptly disclose such Work Product to the Company. Optionee hereby irrevocably assigns and transfers to the Company all rights, title, and interest worldwide in any such Work Product. At the Company’s expense, Optionee shall perform all actions reasonably requested by the Company (whether during or after Optionee’s employment) to establish and confirm such ownership, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned (including, without limitation, the execution of assignments, consents, powers of attorney and other instruments).
(ii)
Exceptions To Assignment of Intellectual Property. Optionee acknowledges that this Agreement is limited by the following:
(1)
Any provision in an employment agreement or other similar written agreement which provides that Optionee shall assign, or offer to assign, any of Optionee’s rights in an invention to the Company and its Affiliates shall not apply to an invention that Optionee developed entirely on Optionee’s own time without using the Company’s or its Affiliates’ equipment, supplies, facilities, or trade secret information, except for those inventions that either: (a) relate, at the time of conception or implementation of the invention, to the business of the Company or its Affiliates, or to any future business of the Company or its Affiliates; provided that such future business must be shown by actual or demonstrably anticipated research or development; or (b) result from any work performed by Optionee for the Company and its Affiliates.
(2)
To the extent a provision in an employment agreement or other similar written agreement between Optionee and the Company or its Affiliates, other than this Agreement, purports to require Optionee to assign an invention otherwise excluded from being required to be assigned under Section 14(b)(ii)(1), the provision is against the public policy of the state and is unenforceable.
(c)
Non-Solicitation of Customers and Employees. Optionee will be called upon to work closely with employees, consultants, independent contractors and other service providers of the Company and its Affiliates in performing services for the Company and its Affiliates. All non-public information about such employees, consultants, independent contractors and other service providers of the Company and its Affiliates that becomes known to Optionee during the course of Optionee’s employment with the Company and its Affiliates, and which would not have become known to Optionee but for Optionee’s employment with the Company and its Affiliates, including, but not limited to, compensation or commission structure and management’s assessment of the employee’s performance or skills, is Confidential Information and shall not be used by Optionee in soliciting employees, consultants, independent contractors or other service providers of the Company and its Affiliates for employment at any time during or within one year after termination of Optionee’s employment with the Company and its Affiliates. During the one year following the termination of Optionee’s employment with the Company or any of its Affiliates, Optionee shall not, except in performing their duties for the Company and its Affiliates, either directly or by assisting or directing others:
(i)
solicit (or attempt to solicit) in competition with the Company or its Affiliates the business of any of the clients or customers of the Company or its Affiliates, (a) with whom/which Optionee had business-related contact during the twelve (12) month period immediately preceding the end of Optionee’s employment with the Company or any of its Affiliates, and (b) about whom/which Optionee obtained Confidential Information during the twelve (12) month period immediately preceding the end of Optionee’s employment with the Company or any of its Affiliates; or
(ii)
solicit, recruit, or induce (or attempt to solicit, recruit, or induce) any employees of the Company or its Affiliates, with whom Optionee had business-related contact during the twelve (12) month period immediately preceding the end of Optionee’s employment with the Company or any of its Affiliates, to leave employment with the Company or its Affiliates.

For the one year period following the end of Optionee’s employment with the Company or any of its Affiliates, Optionee further agrees to make any subsequent employer aware of this non-solicitation obligation. Nothing herein is intended or to be construed as a prohibition against general advertising such as “help wanted” ads that are not targeted at the Company’s or its Affiliates’ employees.

(d)
Conflict of Interest and Non-Compete. During Optionee’s employment with the Company or any of its Affiliates, the Optionee will have a duty to avoid conflicts of interest which includes the obligation: (a) to promptly notify the Company or any of its Affiliates of business opportunities related to the Company’s or any of its Affiliates’ business without pursuing them independently for personal gain without the written authorization of the Company or any of its Affiliates, (b) to avoid competing with the Company or any of its Affiliates, assisting others in their efforts to compete with the Company or any of its Affiliates, or otherwise engaging in conduct that creates a conflict of interest under any Company policy, and (c) to avoid knowingly interfere with key business relationships (such as customers, employees, acquisition targets, and business partners) for the benefit of any of the Company’s or any of its Affiliates’ competitors. By way of example and not limitation, Optionee will not solicit any of the clients, prospective clients or business partners of the Company or any of its Affiliates for the purpose of diverting or attempting to divert any business away from the Company or any of its Affiliates, solicit employees to terminate their employment relationship with the Company or any of its Affiliates or divert any business opportunities away from the Company or any of its Affiliates.
(e)
No Conflicting Obligations. Optionee has not entered into, and Optionee shall not enter into, any agreement either written or oral in conflict with this Agreement or Optionee’s employment with the Company and its Affiliates. Optionee hereby represents and warrants to the Company that:
(i)
the execution, delivery and performance of this Agreement by Optionee does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Optionee is a party or by which Optionee is knowingly bound;
(ii)
Optionee is not a party to or bound by any employment agreement, nonsolicitation agreement, noncompete agreement or confidentiality agreement with any other person or entity other than the Company or its Affiliates that would preclude, conflict or materially limit Optionee’s employment with the Company and its Affiliates; and
(iii)
upon the execution and delivery of this Agreement by the parties to this Agreement, this Agreement shall be the binding obligation of Optionee, enforceable in accordance with its terms.

Optionee agrees that the protective covenants contained herein are reasonable in terms of duration and scope restrictions and are reasonable and necessary to protect the goodwill of the business and the Confidential Information of the Company or its Affiliates and agrees not to challenge the validity or enforceability of the covenants contained herein.

(f)
Breach of Agreement. Optionee acknowledges that breach of this Section 14 and disclosure of Confidential Information will cause irreparable harm and damage to the Company and its Affiliates. Accordingly, any breach of this Agreement may subject Optionee to discipline, up to and including termination of employment, and permit the Company and its Affiliates to pursue legal action against Optionee, as follows:
(i)
Remedies. In view of the irreparable harm and damage which would occur to the Company and its Affiliates as a result of a breach or a threatened breach by Optionee of the obligations set forth in Sections 14(a)-(d) of this Agreement, and in view of the lack of an adequate remedy at law to protect the Company and its Affiliates, the Company or its applicable Affiliates shall have the right to receive, and Optionee hereby consents to the issuance of, temporary and permanent injunctions enjoining Optionee from any violation of Sections 14(a)-(d) hereof. Optionee acknowledges that both temporary and permanent injunctions are appropriate remedies for such a breach or threatened breach. The foregoing remedies shall be in addition to, and not in limitation of, any other rights or remedies to which the Company and its Affiliates are or may be entitled hereunder or at law or in equity, including, without limitation, the right to right to receive damages.
(ii)
Cost of Enforcement. In the event the Company bring an action to enforce the provisions of this Agreement and prevails, including any provisions of Sections 14(a)-(d) hereof, the Company or its applicable Affiliates may recover from Optionee its reasonable attorneys’ fees and costs, through and including any and all appeals.
(iii)
State-Specific Modifications. If Optionee primarily resides or works for the Company in Colorado, Section 14 of the Agreement shall be modified as provided in this Section 14(f)(iii).

Colorado: If Optionee resides in Colorado, so long as Optionee resides in Colorado and is subject to its laws, then: Optionee’s customer non-solicit obligations under Section 14(c)(i) shall be modified to cover only those customers with respect to which Optionee would have been provided trade secret information during the last twelve (12) months of their employment with the Company or any of its Affiliates. Optionee stipulates that the customer non-solicit obligations in Section 14(c)(i) are reasonable and necessary for the protection of trade secrets within the meaning § 8-2-113(2)(b) (the “Colorado Noncompete Act”). Optionee acknowledges that they received notice of the covenant not to compete and its terms before Optionee accepted an offer of employment, or, if a current employee at the time Optionee enters into this Agreement, at least fourteen (14) days before the effective date of the Agreement which sets forth consideration for the covenant not to compete. If a current employee at the time the Optionee enters into this Agreement, under no circumstances will Section 14(c)(i) go into effect until at least fourteen (14) days have passed since the Optionee received this Agreement. In addition to the other forms of protected conduct set forth in Section 14, nothing in the Agreement prohibits disclosure of information that arises from Optionee’s general training, knowledge, skill, or experience, whether gained on the job or otherwise, information that is readily ascertainable to the public, or information that Optionee otherwise has a right to disclose as legally protected conduct. Further, nothing in the Agreement shall be construed to prohibit Optionee (or any employee or prospective employee) from disclosing or discussing (either orally or in writing) information about unlawful acts in the workplace, such as any alleged harassment, discriminatory or unfair employment practice, or any other conduct protected by section 24-34-407, C.R.S., of the Protecting Opportunities and Workers’ Rights (“POWR”) Act.

(g)
Tolling. In the event of any violation of the provisions of this Section 14, Optionee acknowledges and agrees that the restrictions contained in this Section 14 shall be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of such restriction period shall be tolled during any period of such violation; provided, however, this extension of time shall be capped so that the extension of time does not exceed two years from the date Optionee’s employment ended, and if this extension would make the restriction unenforceable under applicable law it will not be applied.
15.
Miscellaneous.
(a)
Limitation of Rights. The Plan, the granting of the Award and the execution of the Agreement shall not give Optionee any rights to (i) similar grants in future years,

(ii) any right to be retained in the employ or service of the Company or any of its Affiliates, or (iii) interfere in any way with the right of the Company or its Affiliates to terminate Optionee’s employment or services at any time. Optionee acknowledges that Optionee is employed by the Company at will, and nothing contained in this Agreement is intended to alter the at-will nature of Optionee’s employment with the Company.

(b)
Interpretation. Optionee accepts this Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement.
(c)
Claims Procedure. Any dispute or claim for benefits by any person under this Agreement shall be determined by the Committee in accordance with the claims procedures under the Enova International, Inc. Nonqualified Savings Plan.
(d)
Shareholder Rights. Neither Optionee nor Optionee’s Designated Beneficiary shall have any of the rights of a shareholder with respect to any shares of Common Stock issuable upon vesting of this Award, including, without limitation, a right to cash dividends or a right to vote, until (i) such Award is vested, and (ii) such shares have been delivered and issued to Optionee or Optionee’s Designated Beneficiary pursuant to Section 4 or Section 10 of this Agreement.
(e)
Severability. Each party hereto has carefully read and considered the provisions contained in this Agreement, including Sections 14(a)-(d) hereof, and, having done so, agrees that the restrictions and obligations therein are fair and reasonable and are reasonably required for the protection of the interests of the Company. Each of Optionee’s obligations under this Agreement shall be considered a separate and severable obligation. In the event that the provisions above are deemed to exceed the time, geographic, or activity limitations permitted by applicable law, then unless prohibited by law, the Parties agree that such provisions shall be enforced to such lesser extent as would make the obligation reasonable and enforceable. Moreover, the Parties expressly authorize and invite the court or arbitrator to reform the covenants herein to maximum extent permissible by applicable law so as to effectuate the stated intentions of the Parties. If, despite application of the foregoing, in any judicial or arbitral proceeding, a court or arbitrator determines that any such covenant or clause is unenforceable as written, then such unenforceable covenant or clause shall be excised to the extent necessary to permit the remaining separate covenants and clauses to be enforced.
(f)
Controlling Law. The Agreement is being made in Illinois and shall be construed and enforced in accordance with the laws of that state; provided, however, if Optionee primarily resides or works for the Company or any of its Affiliates in Colorado, then Section 14 of this Agreement shall be construed and enforced in accordance with the law of the state in which Optionee primarily resides or works when last employed by the Company or any of its Affiliates.
(g)
Construction; Entire Agreement. The Agreement and the Plan contain the entire understanding between the parties, and supersedes any prior understanding and agreements between them, except as otherwise provided in Section 14 of this Agreement, including, for the avoidance of doubt, the Company’s personnel policies and procedures, representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.
(h)
Survival. The covenants and agreements contained herein shall survive termination of Optionee’s employment, regardless of who causes the termination and under what circumstances.

(i)
Amendments. The provisions of this Agreement may be amended or waived only with the prior written consent of Optionee and the Company (as approved by the Board). No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

(j)
Headings. Section and other headings contained in the Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Agreement or any provision hereof. Furthermore, Optionee acknowledges and agrees that in the event of the transfer of Optionee’s employment from the Company or its Affiliate to any subsidiary, parent or affiliate of the Company, Optionee’s employment shall continue to be subject to each and all the terms and conditions set forth in Section 14 of this Agreement.
(k)
Notices. Any notice under this Agreement shall be in writing or by electronic means and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the secretary of the Company at the address indicated on the signature page of this Agreement, or if the Company should move its principal office, to such principal office, and, in the case of Optionee, to Optionee through the Company’s e-mail system or Optionee’s last personal e-mail or permanent address as shown on the Company’s records, subject to the right of either party to designate some other address or electronic notification system at any time hereafter in a notice satisfying the requirements of this Section.
(l)
Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements contained herein shall be binding upon and inure to the benefit of Optionee’s heirs, legal representatives, successors and assigns. Optionee may not assign Optionee’s rights and/or delegate Optionee’s obligations under this Agreement. The Company may assign this Agreement to any successor in interest or to any of its Affiliates. Furthermore, Optionee acknowledges and agrees that in the event of the transfer of Optionee’s employment from the Company to any subsidiary, parent or Affiliate of the Company, Optionee’s employment shall continue to be subject to each and all the terms and conditions set forth in Section 14 of this Agreement.
(m)
Execution/Acceptance/Review Period. Optionee acknowledges that Optionee has been provided at least fourteen (14) days to review this Agreement, has read and understands this Agreement, has been advised to consult with independent legal counsel regarding Optionee’s rights and obligations under this Agreement to the extent desired, is fully aware of the legal effect of this Agreement and has entered into it freely and voluntarily based on Optionee’s own judgment and not on any representations or promises other than those contained in this Agreement. If Optionee signs earlier than the fourteen (14) days, they acknowledge they did so voluntarily. Optionee further acknowledges that the consideration provided for in this Agreement is sufficient to make the covenants in Section 14(c) immediately binding and enforceable against them. This Agreement may be executed and/or accepted electronically and/or executed in duplicate counterparts, the production of either of which (including a signature or proof of electronic acceptance) shall be sufficient for all purposes for the proof of the binding terms of this Agreement.
(n)
Company Recoupment of Options. An Optionee’s rights with respect to any Option hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with an Optionee, or (ii) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Securities Exchange Act of 1934, as amended and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
16.
Mutual Agreement to Arbitrate and Class, Collective or Representative Action Waiver. Optionee and the Company agree to arbitrate before a neutral arbitrator any and all existing or future disputes or claims between Optionee and the Company, that arise out of or relate to Optionee’s employment or separation from employment with the Company, including claims involving any current or former officer, director, shareholder, agent or employee of the Company (“Arbitration Agreement”).

a.
Claims Covered. Optionee and the Company agree to arbitrate any and all existing or future disputes or claims between them whether the disputes or claims arise under common law, or in tort, contract, or pursuant to a statute, regulation, or ordinance now in existence or which may in the future be enacted or recognized including, but not limited to, the following claims (“Covered Claims”):
(i)
claims for fraud, promissory estoppel, fraudulent inducement of contract or breach of contract or contractual obligation;
(ii)
claims for wrongful termination of employment, violation of public policy, constructive discharge, infliction of emotional distress, misrepresentation, conversion, embezzlement, interference with contract or prospective economic advantage, defamation, unfair business practices, invasion of privacy, breach of personal data, use and/or misuse of biometric information, and any other tort or tort-like causes of action relating to or arising from the employment relationship or termination thereof;
(iii)
claims for discrimination, harassment or retaliation, whether on the basis of age, sex, race, national origin, religion, disability or any other unlawful basis, under any and all federal, state, or municipal statutes, regulations, ordinances or common law, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Acts of 1866 and 1991, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act of 1990, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, and including claims under the Fair Labor Standards Act of 1938, the Equal Pay Act of 1963, Section 1981 of the Civil Rights Act, and the Worker Adjustment and Retraining Notification Act;
(iv)
claims for non-payment, incorrect payment, or overpayment of wages, commissions, bonuses, severance, and Optionee fringe benefits, stock options, stock grants and the like, whether such claims be pursuant to alleged express or implied contract or obligation, equity, or any federal, state, or municipal laws concerning wages, compensation or Optionee benefits, claims of failure to pay wages for all hours worked, failure to pay overtime, failure to pay wages due on termination, failure to pay paid sick leave, failure to pay paid time off, failure to provide accurate itemized wage statements, entitlement to waiting time penalties and/or any other claims involving Optionee compensation issues;
(v)
claims arising out of or relating to the grant, exercise, vesting and/or issuance of equity in the Company or options to purchase equity in the Company.

b.
Claims Not Covered. Notwithstanding the above, Optionee and the Company agree that the following disputes and claims are not covered by this Arbitration Agreement and shall therefore be resolved in any appropriate forum as required by the laws then in effect:
(i)
claims for workers' compensation benefits, unemployment insurance, or state or federal disability insurance;
(ii)
claims for temporary or preliminary injunctive relief (including a temporary restraining order) in aid of arbitration or to maintain the status quo pending arbitration, in a court of competent jurisdiction in accordance with applicable law;
(iii)
claims relating to the Company's or Optionee's intellectual property;
(iv)
claims relating to restrictive covenants;
(v)
any other dispute or claim that has been expressly excluded from arbitration by applicable statute.

Nothing in this Arbitration Agreement should be interpreted as restricting or prohibiting the Optionee from filing a charge or complaint with the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor, the Occupational Safety and Health Commission, the U.S. Securities and Exchange Commission, the Congress, or any other federal, state, or local administrative agency charged with investigating and/or prosecuting complaints under any applicable federal, state or municipal law or regulation (except that the parties acknowledge that the Optionee may not recover any monetary benefits in connection with any such claim, charge or proceeding). A federal, state, or local agency would also be entitled to investigate the charge in accordance with applicable law. However, any dispute or claim that is covered by this Arbitration Agreement but not resolved through the federal, state, or local agency proceedings must be submitted to arbitration in accordance with this Arbitration Agreement.

c.
Time To File Claims. Optionee and the Company understand and agree that any demand for arbitration by either the Optionee or the Company shall be filed within the statute of limitation that is applicable to the claim(s) upon which arbitration is sought or required. Any failure to demand arbitration within this time frame and according to these rules shall constitute a waiver of all rights to raise any claims in any forum arising out of any dispute that was subject to arbitration.
d.
Class, Collective or Representative Action Waiver. To the extent permitted by law, no claims may be brought or maintained on a class, collective or representative basis either in a court of law or arbitration, notwithstanding the rules of the arbitral body. Optionee and the Company expressly waive any right with respect to any claims to submit, initiate, or participate as a plaintiff, claimant or member in a class action or collective action, regardless of whether the action is filed in arbitration or in a court of law.

Any issue concerning the validity of the class action, collective action or representative action waiver in this Arbitration Agreement, and whether an action may proceed as a class, collective or representative action, must be decided by a court of law, and an arbitrator shall not have authority to consider the issue of the validity of this waiver or whether the action may proceed as a class, collective or representative action. If for any reason this class action, collective action or representative action waiver is found to be unenforceable, the class action, collective action or representative action claim may only be heard in a court of law and may not be arbitrated. No arbitration award or decision will have any preclusive effect as to issues or claims in any dispute with anyone who is not a named party to the arbitration.

e.
Final and Binding Arbitration. OPTIONEE AND THE COMPANY UNDERSTAND AND AGREE THAT THE ARBITRATION OF DISPUTES AND CLAIMS UNDER THIS ARBITRATION AGREEMENT SHALL BE INSTEAD OF A COURT TRIAL

BEFORE A JUDGE AND/OR A JURY. Optionee and the Company understand and agree that, by signing this Arbitration Agreement, they are expressly waiving any and all rights to a trial before a judge and/or a jury regarding any disputes and claims which they now have or which they may in the future have that are subject to arbitration under this Arbitration Agreement. Optionee and the Company also understand and agree that the arbitrator's decision will be final and binding on both the Company and Optionee, subject to review on the grounds set forth in the Federal Arbitration Act (“FAA”).

f.
Arbitration Procedures. Optionee and the Company understand and agree that any arbitration shall be conducted in accordance with the procedures and rules of either the American Arbitration Association (“AAA”) or JAMS, at the option of the party making a demand for arbitration, to the extent not inconsistent with the terms of this Arbitration Agreement. The Parties agree that those procedures and rules shall not be construed to allow class, collective or representative arbitration, and that a court, rather than the arbitrator, shall decide class, collective and representative action related issues; provided, however, that the arbitrator shall allow the discovery authorized under the Federal Rules of Civil Procedure or any other discovery required by state law in arbitration proceedings. Also, to the extent that any of the rules and or procedures of the AAA or JAMS, or anything in this Arbitration Agreement conflicts with any arbitration procedures required by law, the arbitration procedures required by law shall govern. Optionee and the Company also agree that nothing in this Arbitration Agreement relieves either of them from any obligation they may have to exhaust certain administrative remedies before arbitrating any claims or disputes under this Arbitration Agreement. Optionee and the Company also agree that the arbitration shall be conducted before a single arbitrator.

The Arbitration Rules and Mediation Procedures of the AAA may be found on the Internet at www.adr.org/employment. The ADR Rules, Clauses and Procedures of JAMS may be found on the Internet at https://www.jamsadr.com/adr-rules-procedures. A printed copy of these rules is also available upon request.

g.
Place of Arbitration. Optionee and the Company understand and agree that the arbitration shall take place in the county in which the Optionee worked at the time the arbitrable dispute or claim arose, unless the parties agree to another mutually convenient location.
h.
Governing Law. Optionee and the Company understand and agree that the Company is engaged in transactions involving interstate commerce and that this is an Arbitration Agreement governed by the FAA. To the extent not inconsistent with the FAA, this Arbitration Agreement and its interpretation, validity, construction, enforcement and performance, as well as disputes and/or claims arising under this Arbitration Agreement, shall be governed by the law of the state where Optionee works or worked at the time the arbitrable dispute or claim arose.
i.
Costs of Arbitration. Optionee and the Company understand and agree that to the extent required or permitted by applicable law, the non-initiating party will bear the arbitrator's fee and any other type of expense or cost that the initiating party would not be required to bear if the dispute or claim was brought in a court of law, as well as any other expense or cost that is unique to arbitration. The party initiating the claim is responsible for contributing an amount equal to the filing fee to initiate a claim in the court of general jurisdiction in the state in which Optionee is (or was last) employed by the Company. The Company and Optionee shall each pay their own attorneys' fees incurred in connection with the arbitration, and the arbitrator will not have authority to award attorneys' fees unless a statute or contract at issue in the dispute authorizes the award of attorneys' fees to the prevailing party, in which case the arbitrator shall have the authority to make an award of attorneys' fees as required or permitted by applicable law. If there is a dispute as to whether the Company or Optionee is the prevailing party in the arbitration, the arbitrator will decide this issue.
j.
Severability. Optionee and the Company understand and agree that if any term or portion of this Arbitration Agreement shall, for any reason, be declared by a Court of competent jurisdiction to be invalid or unenforceable or to be contrary to public policy or any law, such a decision shall only be binding in the jurisdiction in which the decision was made. In addition, the remainder of this Arbitration Agreement shall not be affected by such invalidity or unenforceability but shall remain in full force and effect, as if the invalid or unenforceable term or portion thereof had not existed within this Arbitration Agreement.
k.
Complete Agreement. Optionee and the Company understand and agree that this Arbitration Agreement contains the complete Arbitration Agreement between the Company and Optionee regarding the subject of arbitration of disputes, except for any arbitration agreement in connection with any benefit plan; that it supersedes any and all prior representations and agreements between them, if any; and that it may be modified only in a writing, expressly referencing this Arbitration Agreement and Optionee by full name, and signed by the Optionee and the Company's General Counsel.
l.
Not A Contract of Employment. This Arbitration Agreement is not, and shall not be construed to create, any contract of employment, express or implied. Nor does this Arbitration Agreement in any way alter the “at-will” status of Optionee's employment.

m.
Consideration. Optionee and the Company understand that arbitration is a speedy, cost-effective procedure for resolving disputes and have entered into this Arbitration Agreement in the anticipation of gaining the benefit of this dispute resolution procedure. This Arbitration Agreement is supported by the parties' mutual promises to submit any claims they may have against the other that are covered by this Arbitration Agreement to final and binding arbitration, rather than to have them decided in court before a judge or jury. Optionee further understands and agrees that additional consideration for this Arbitration Agreement has been provided in the form of the Award provided by this Agreement.

n.
Knowing and Voluntary Agreement. Optionee and the Company understand and agree that they have been advised to consult with an attorney of their own choosing before signing this Agreement, which includes this Arbitration Agreement, and they have had an opportunity to do so. Optionee and the Company agree that they have read this Arbitration Agreement carefully and understand that by signing it, they are waiving all rights to a trial or hearing before a judge or jury of any and all disputes and claims subject to arbitration under this Arbitration Agreement.

ENOVA INTERNATIONAL, INC.

(For and on behalf of itself, and/or any Affiliate of the Company that employs Optionee)

175 West Jackson Blvd., Suite 600

Chicago, Illinois 60604

By:

Steven Cunningham, Chief Executive Officer

Electronic acceptance of this Award by Optionee shall bind Optionee by the terms of this Agreement pursuant to Section 15(m) of this Agreement.